EXHIBIT 99.4


[LOGO OF TII NETWORK TECHNOLOGIES, INC.]

CONTACTS:

Kenneth A. Paladino, COO/CFO                         Van Negris/Lexi Terrero
TII Network Technologies, Inc.                       Van Negris & Company, Inc.
(631) 789-5000                                       (212) 396-0606

FOR IMMEDIATE RELEASE:

                        TII NETWORK TECHNOLOGIES REPORTS
               FISCAL 2005 FULL YEAR AND FOURTH QUARTER RESULTS;

    ALFRED J.ROACH, FORMER CHAIRMAN OF THE BOARD AND FOUNDER OF THE COMPANY,
                           ELECTED CHAIRMAN EMERITUS;

                 CHARLES H. HOUSE ELECTED CHAIRMAN OF THE BOARD


COPIAGUE, NY -September 19, 2005 -TII Network Technologies, Inc. (Nasdaq: TIII), a leading provider of telecommunications network protection and management products, today announced its results for the fiscal 2005 fourth quarter and twelve months ended June 24, 2005.

Net sales for the fourth quarter of fiscal 2005 were $7.6 million compared to $6.2 million for the comparative prior year, an increase of approximately $1.3 million or 21.3%. The increase in sales over the prior year comparative period was primarily due to an increase in installations of the Company's products upon the conclusion of the extreme winter weather conditions in the Northeast U.S. that hampered these installations during the Company's fiscal 2005 third quarter. Net sales for fiscal 2005 decreased $1.7 million or 5.9% to $26.8 million from $28.5 million in fiscal 2004. The decrease in sales for fiscal 2005 compared to fiscal 2004 was the result of a sharp increase in the need for the Company's products in the first quarter of fiscal 2004, primarily due to the hurricanes that occurred during the summer of calendar 2003.

Gross profit for the fourth quarter of fiscal 2005 was $2.3 million compared to $1.8 million for the comparative prior period, an increase of approximately $482,000 or 26.5%, while gross profit margin for those quarters were 30.4% and 29.1%, respectively. Gross profit in fiscal 2005 was $7.9 million compared to $8.6 million in fiscal 2004, a decrease of approximately $713,000, or 8.3%. Gross profit margins for those periods were 29.5% and 30.2% respectively. The lower gross profit levels and margin were due to the effect of fixed overhead costs on lower sales levels.

Net earnings for the fourth quarter of fiscal 2005 were $594,000 or $0.05 per diluted share, compared to $113,000 or $0.01 per diluted share, in the year ago quarter. Net earnings for fiscal 2005 were $1.4 million or $0.11 per diluted share, compared to net earnings of $1.6 million or $0.12 per diluted share in fiscal 2004.

Timothy J. Roach, President and Chief Executive Officer, stated: "I am pleased to report that the solid performance we achieved in fiscal 2004 has continued into fiscal 2005, as we delivered profitable results for our shareholders. Our success in fiscal 2005, which is continuing into a strong fiscal 2006 first quarter, includes our focus on our core markets and the execution of our strategic plan to further strengthen our technology while expanding into new markets. This plan has been designed to recognize and address the rapid changes in technology in the telecommunications industry and the needs of alternate service providers.

                                     -more-

TII Network Technologies, Inc.
September 19, 2005 -Page Two

"We believe that our accomplishments in fiscal 2005 have positioned us to capitalize on profitable growth opportunities with current and new customers in existing and new market segments. Looking ahead to fiscal 2006, we will continue to leverage our primary competitive advantage of providing the highest-quality products, with cost-effective performance and innovative features that meet changing market needs."

The Company also announced that Charles H. House, an independent Director of the Company since 2003, has been elected Chairman of the Board of Directors, succeeding Alfred J. Roach, who has retired as Chairman but who will remain a member of the Board as Chairman Emeritus and advisor to the Company.

Timothy J. Roach, President and Chief Executive Officer, stated: "We wish to acknowledge Alfred J. Roach's exceptional contributions to our company which he founded in 1964, serving as Chairman of the Board of Directors and a director, since its founding, and as Chief Executive Officer of the Company until January 1995. His contributions over the years have been invaluable in building the Company into one of the premier suppliers of protection products to the telecommunications industry."

Charles H. House, 65, has served as a director of the Company since September 2003. Mr. House presently serves as Director of Societal Impact of Technology at Intel Corporation, a semiconductor chip maker ("Intel"). He previously served as Executive Vice President of Communications Research of Dialogic Corp., a manufacturer of hardware and software enabling technologies for computer telephony systems ("Dialogic"), which was acquired by Intel in 1999. He joined Dialogic in December 1995 as President of its wholly owned subsidiary, Spectron MicroSystems, Inc., which developed software for digital signal processing operating systems. He served as a director from July 1998 until July 2003, and Chairman from January 2001 until June 2003, of Applied Microsystems Corporation, when that company was dissolved following the sale of certain operations to Motorola, Inc.

He has received many acknowledgements for his leadership including the Electronics Award of Achievement, 1977; selection to the Computer Design Hall of Fame, 1984; IEEE Fellow, 1990; EE Times Historic Contribution Award, 1997; IEEE 3rd Millennium Achievement Award, 2000. He was named in the Computer Museum and National Academy of Science exhibit and book in 1997 as one of 200 National
"Wizards of Computing" for America. In addition, he has been named to the Electronic Design Hall of Fame for his work on Logic Analysis - judged one of the 20th century's top 50 inventions in electronics.

Mr. House holds a Bachelor of Science degree in Solid-State Physics from California Institute of Technology, a Master of Science degree in Electronics Engineering from Stanford University, a Master of Arts degree in the History of Science and Technology from the University of Colorado and a Master of Business Administration degree in Strategic Studies from the University of California at San Diego.

Mr. Roach continued: "We are very pleased that Mr. House has been unanimously selected by the Board as the Company's next Chairman of our Board of Directors. Since joining our Board, he has brought an exceptional blend of technology, marketing and business acumen to our Company as we develop and bring new products to market. We welcome his understanding of the strategic and business challenges faced by TII and are grateful for his continued commitment to our Company."

                                    --more--

+
TII Network Technologies, Inc.
September 19, 2005 -Page Three


About TII Network Technologies, Inc.

TII is a proven technology leader specializing in providing the telecommunications industry with innovative network protection and management products, including station protectors, network interface devices, DSL protectors, filters and splitters, power and data-line protectors and a multi-service residential gateway, as well as creative, custom design solutions to meet customers' individual requirements.

Statements in this release that are not strictly historical are "forward-looking" statements and should be considered as subject to the risks and uncertainties that exist in the Company's operations and business environment. These factors include, but are not limited to: exposure to increases in the cost of the Company's products, including increases in the cost of the Company's petroleum-based plastic products; the Company's dependence for products and product components on Pacific Rim contract manufacturers, including on-time delivery, quality and exposure to changes in cost in the event of changes in the valuation of the Chinese Yuan; dependence on, and ability to retain, its "as-ordered" general supply agreements with its largest three customers and win new contracts; continued dependence on the traditional copper-based Telco market which has been declining over the last several years due principally to the impact of alternate technologies and competition from multi-system operators; the ability of the Company to market and sell products to new markets beyond its principal market - the copper-based Telco market; the Company's ability to timely develop products and adapt its existing products to address technological changes, including changes in its principal market; the potential for the disruption of shipments as a result of, among other things, third party labor disputes and political unrest in or shipping disruptions from countries in which the Company's contract manufacturers produce the Company's products; weather and similar conditions, particularly the effect of hurricanes/typhoons on the Company's manufacturing, assembly and warehouse facilities in Puerto Rico or the Pacific Rim; competition in the Company's traditional telecommunications market and new markets the Company is seeking to penetrate; potential changes in customers' spending and purchasing policies and practices; general economic and business conditions, especially as they pertain to the telecommunications industry; dependence on third parties for product development; risks inherent in new product development and sales, such as start-up delays and uncertainty of customer acceptance; the Company's ability to attract and retain technologically qualified personnel; the Company's ability to fulfill its growth strategies; the level of inventories maintained by the Company's customers; the Company's ability to maintain listing of its Common Stock on the NASDAQ SmallCap market; the availability of financing on satisfactory terms and other factors from time to time discussed in the Company's SEC reports.

                                    --more -

                           -Statistical Tables Follow

TII Network Technologies, Inc.
September 19, 2005 -Page Four

                  TII NETWORK TECHNOLOGIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 (In thousands, except earnings per share data)

                      Three months ended Fiscal Year ended

                                               June 24,     June 25,      June 24,     June 25,
                                                2005          2004          2005         2004
                                               --------     --------     --------     --------
                                                   (Unaudited)
Net sales                                      $  7,560     $  6,234     $ 26,796     $ 28,485
Cost of sales                                     5,262        4,418       18,901       19,877
                                               --------     --------     --------     --------
          Gross profit                            2,298        1,816        7,895        8,608
                                               --------     --------     --------     --------

Operating expenses

Selling, general and administrative               1,381        1,357        5,480        5,669
Research and development                            331          320        1,318        1,357
                                               --------     --------     --------     --------
          Total operating expenses                1,712        1,677        6,798        7,026
                                               --------     --------     --------     --------

           Operating earnings                       586          139        1,097        1,582

Interest expense                                     (4)          (2)          (7)         (14)
Interest income                                      24            7           86           32
Other income                                          2            2          259           23
                                               --------     --------     --------     --------

Earnings before income taxes                        608          146        1,435        1,623

Provision for income taxes                           14           33           43           60
                                               --------     --------     --------     --------

Net earnings                                   $    594     $    113     $  1,392     $  1,563
                                               ========     ========     ========     ========

Net earnings per common share:

     Basic                                     $   0.05     $   0.01     $   0.12     $   0.13
     Diluted                                   $   0.05     $   0.01     $   0.11     $   0.12

Weighted average common shares outstanding:

     Basic                                       12,161       11,908       11,971       11,820
     Diluted                                     12,825       12,836       12,687       12,715


                                      -more

TII Network Technologies, Inc.
September 19, 2005 -Page Five

                  TII NETWORK TECHNOLOGIES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)


                                                                                           June 24,     June 25,
                                                                                             2005           2004
                                                                                           --------     --------
ASSETS
Current Assets:
     Cash and cash equivalents                                                             $  4,529     $  4,164
     Accounts receivable, net                                                                 3,906        3,435
     Inventories                                                                              8,899        5,405
     Other current assets                                                                       404          374
                                                                                           --------     --------
         Total current assets                                                                17,738       13,378

Property, plant and equipment, net                                                            4,229        3,947

Other assets                                                                                    182          477
                                                                                           --------     --------

Total Assets$                                                                                22,149     $ 17,802
                                                                                           ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                                                       $  3,733     $    643
    Accrued liabilities                                                                       1,563        1,698
                                                                                           --------     --------
         Total current liabilities                                                            5,296        2,341
                                                                                           --------     --------

Commitments and contingencies

Stockholders' Equity:

   Preferred stock, par value $1.00 per share; 1,000,000 shares authorized;
       Series D Junior Participating, no shares outstanding                                       -            -

   Common stock, par value $.01 per share; 30,000,000 shares authorized;
     12,178,733 shares issued and 12,161,096 shares outstanding as of June 24, 2005
     and 11,925,421 shares issued and 11,907,784 shares outstanding as of June 25, 2004         122          119
   Additional paid-in capital                                                                37,989       37,992

Accumulated deficit                                                                         (20,977)     (22,369)
                                                                                           --------     --------
                                                                                             17,134       15,742
Less: Treasury shares, at cost                                                                 (281)        (281)
                                                                                           --------     --------
Total stockholders' equity                                                                   16,853       15,461

Total Liabilities and Stockholders' Equity                                                 $ 22,149     $ 17,802
                                                                                           ========     ========

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